Exhibit 10.2
SECURITIES PURCHASE AGREEMENT
     This Securities Purchase Agreement (as it may be amended from time to time, this “Agreement”), is entered into as of June 29, 2006 by Electric City Corp., a Delaware corporation (the “Company”), and the Persons whose names appear on the signature pages of this Agreement (each such Person is a “Purchaser”, and collectively all such Persons are the “Purchasers”).
WITNESSETH:
     WHEREAS, the Series E Holders (as herein defined), collectively, own all of the issued and outstanding shares of the Company’s Series E Preferred Stock (as herein defined); and
     WHEREAS, the Company desires (i) to induce the Series E Holders to convert all of their shares of Series E Preferred Stock into shares of Common Stock (as herein defined), and (ii) to sell for money and issue to the Purchasers shares of its Common Stock, all as more fully described herein; and
     WHEREAS, each Series E Holder is willing to convert his or its shares of Series E Preferred Stock into shares of Common Stock on the terms and conditions set forth herein, and the Purchasers are willing to purchase shares of Common Stock from the Company in the amounts and for the purchase price and otherwise on the terms and subject to the conditions set forth herein;
     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto hereby agree as follows:
ARTICLE 1 — DEFINITIONS
     1.1 The following terms when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings, such meanings to be equally applicable to the singular and plural forms thereof:
     “Affiliate” means, as applied to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as applied to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.
     “Agreement” has the meaning set forth in the preamble of this Agreement.
     “Applicable State Law” has the meaning set forth in Section 4.1(d) hereof.
     “Board” means the board of directors of the Company.

     “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the City of Chicago are authorized or required by law or executive order to close.
     “Certificate of Designations” means, with respect to any series of preferred stock of the Company, the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof for such series of preferred stock.
     “Certificate of Incorporation” means the Certificate of Incorporation of the Company, as amended or restated from time to time.
     “Closing” has the meaning set forth in Section 2.3 hereof.
     “Closing Date” has the meaning set forth in Section 2.3 hereof.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Commission” means the United States Securities and Exchange Commission or any other Governmental Authority at the time administering the Securities Act or the Exchange Act.
     “Commission Documents” has the meaning set forth in Section 4.2(f) hereof.
     “Common Shares” means the shares of Common Stock to be issued and sold by the Company to the Purchasers hereunder.
     “Common Stock” means shares of the Company’s common stock, par value $0.0001 per share.
     “Company” has the meaning set forth in the preamble of this Agreement.
     “Confidential Memorandum” means the Company’s Confidential Information Package dated May 2006 which has been made available to the Purchasers.
     “Conversion” has the meaning set forth in Section 6.1 of this Agreement.
     “Conversion Shares” means the shares of Common Stock to be issued upon Conversion of the Series E Preferred Stock pursuant to Article 6 hereof.
     “Default Payments” has the meaning set forth in Section 5.8 hereof.
     “Effectiveness Deadline” has the meaning set forth in Section 5.8 hereof.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

     “Excluded Conversion Shares” means Conversion Shares which are either (a) covered by a registration statement on Form S-3 which, prior to the date hereof, has been filed with the Commission and declared effective, or (b) upon issuance on the Closing Date will be eligible for sale under Rule 144(k) by the Series E Holder receiving such shares.
     “Governmental Authority” means the government of any nation, state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.
     “Investor Questionnaire” means a document in the form of Annex I to this Agreement, duly completed and signed by a Purchaser purchasing Securities hereunder.
     “Investor Rights Agreement” means that certain Amended and Restated Investor Rights Agreement dated as of March 19, 2004 made by and among the Company, Newcourt Capital USA Inc., Morgan Stanley Dean Witter Equity Funding, Inc., Originators Investment Plan, L.P., the Series E Holders, Technology Transformation Venture Fund, LP, and CIT Capital Securities, Inc., as amended or restated from time to time.
     “Laurus” means Laurus Master Fund, Ltd., a Cayman Islands corporation.
     “Laurus Debt” means the Company’s indebtedness to Laurus.
     “Material Adverse Effect” means a material adverse effect on the business, property, assets, prospects, operations or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole.
     “Non-Excluded Conversion Shares” means all Conversion Shares which are not Excluded Conversion shares.
     “Offer Price” means $1.00 per share of Common Stock.
     “Officer’s Certificate” means a certificate of the Company signed by its Chief Executive Officer or Chief Financial Officer.
     “Parke” means Parke P.A.N.D.A. Corporation, a California corporation.
     “Parke Acquisition” means the acquisition of Parke by the Company pursuant to the merger of Parke with and into Parke Acquisition, LLC, a subsidiary of the Company, as described in the Company’s current report on Form 8-K dated May 19, 2006 filed with the Commission on May 22, 2006 and the exhibits thereto.
     “Parke Acquisition Agreement” means the Agreement and Plan of Merger dated as of May 19, 2006 by and among Parke, Daniel W. Parke, the Company and Parke Acquisition, LLC, a copy of which is attached hereto as Exhibit I.

     “Person” means any individual, partnership, limited liability company, joint venture, firm, corporation, association, trust or other enterprise or any Governmental Authority.
     “Projections” means the financial projections included in the Confidential Memorandum.
     “Purchasers” has the meaning set forth in the preamble of this Agreement. “Purchaser” shall mean one of the Purchasers, as applicable in the context.
     “Registrable Securities” has the meaning set forth in Section 5.1(a) hereof.
     “Registration Cure” has the meaning set forth in Section 5.8 hereof.
     “Registration Default” has the meaning set forth in Section 5.8 hereof.
     “Registration Statement” has the meaning set forth in Section 5.1(a) hereof.
     “Regulatory Approvals” means (i) any and all certificates, permits, licenses, franchises, concessions, grants, consents, approvals, orders, registrations, authorizations, waivers, variances, exemptions, declarations, or clearances from, or filings or registrations with, or reports or notices to, any Governmental Authority, and (ii) any and all waiting periods imposed by applicable laws.
     “Rights Offering” means an offering by the Company to each Common Stock holder of the right to purchase five (5) shares of Common Stock, at the Offer Price, for each share of Common Stock which is already held by such holder, and on other terms and conditions hereafter approved by the Board.
     “Rule 144” means Rule 144 promulgated by the Commission under the Securities Act, as amended, and any similar or successor rule or regulation.
     “Securities” means, when used herein, the Common Shares which are to be issued and sold by the Company under this Agreement to the Purchasers listed on Schedule I.
     “Securities Act” means the Securities Act of 1933, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same may be in effect from time to time.
     “Selling Stockholder Questionnaire” means a document in the form of Annex II to this Agreement, duly completed and signed by a Purchaser purchasing Securities hereunder.
     “Series E Agreements” means, collectively, the Certificate of Designations applicable to the Series E Preferred Stock, the Investor Rights Agreement, the Stock Trading Agreement and the Stockholders Agreement.

     “Series E Holders” means, collectively, Cinergy Ventures II, LLC, Leaf Mountain Company, LLC, SF Capital Partners, Ltd., Richard Kiphart, David R. Asplund, John Thomas Hurvis Revocable Trust, John Donohue, Augustine Fund, LP, David Valentine, Robert L. Gipson and Nikolaos D. Monoyios.
     “Series E Preferred Stock” means shares of the Company’s Series E Convertible Preferred Stock, par value $0.01 per share.
     “Special Committee” means the special committee of the Board created by resolution of the Board dated May 17, 2006 for purposes of the Transactions.
     “Stock Trading Agreement” means that certain Amended and Restated Stock Trading Agreement dated as of March 19, 2004 made by and among the Company, Newcourt Capital USA Inc., Morgan Stanley Dean Witter Equity Funding, Inc., Originators Investment Plan, L.P., the Series E Holders, Technology Transformation Venture Fund, LP, and CIT Capital Securities, Inc., as amended or restated from time to time.
     “Stockholders Agreement” means that certain Amended and Restated Stockholders Agreement dated as of March 19, 2004 made by and among the Company, Newcourt Capital USA Inc., Morgan Stanley Dean Witter Equity Funding, Inc., Originators Investment Plan, L.P., Technology Transformation Venture Fund, LP and the Series E Holders, as amended or restated from time to time.
     “Target Deadline” has the meaning set forth in Section 5.1(a) hereof.
     “Taxes” means any federal, state, county, local or foreign taxes, charges, fees, levies, or other assessments, including, without limitation, all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, business and occupation, disability, employment, payroll, license, estimated, or withholding taxes or charges imposed by any Governmental Authority, and includes any interest and penalties on or additions to any such taxes (and, in the case of the Company and its Subsidiaries, Taxes for which the Company or any of its Subsidiaries may be liable in its own right, or as the transferee of the assets of, or as successor to, any other corporation, association, partnership, joint venture, or other entity, or under Treasury Regulation Section 1.1502-6 or any similar provision of state or local law).
     “Transaction Documents” means this Agreement and each other instrument, document or agreement to which the Company and any Purchaser is a party or which is executed or delivered by the Company or any Purchaser in connection with consummation of the Transactions, as amended, modified or supplemented and in effect from time to time.
     “Transactions” means, collectively, the issuance and sale of the Securities hereunder and the Conversion of the Series E Preferred Stock pursuant to Article 6 hereof.

ARTICLE 2 – ISSUE, PURCHASE AND SALE OF SECURITIES
     2.1 Authorization of Issuance of Securities. The Company has authorized the issuance and sale to the Purchasers listed on Schedule I hereto of up to 17,875,000 shares of Common Stock on and subject to the terms and conditions of this Agreement. The Company has also authorized the issuance of 21,648,346 Conversion Shares for issuance to the Series E Holders pursuant to Article 6 of this Agreement.
     2.2 Purchase and Sale of Securities; Conversion of Series E Preferred Stock. Subject to the terms and conditions herein set forth and at the Offer Price per share, the Company hereby agrees to sell to each Purchaser listed on Schedule I hereto, and each such Purchaser agrees to purchase from the Company, at the Closing, the number of shares of Common Stock, for the aggregate purchase price, set forth opposite such Purchaser’s name on Schedule I hereto. Also subject to the terms and conditions herein set forth, each Series E Holder agrees to Conversion of his or its shares of Series E Preferred Stock at the Closing as provided in Article 6 hereof.
     2.3 Closing.
     (a) Subject to the satisfaction or waiver of the conditions to closing set forth in Article 3, the closing of the purchase and sale of the Securities and the Conversion of the Series E Preferred Stock (the “Closing”) shall take place at the offices of counsel for the Company, Schwartz Cooper Chartered, 180 North LaSalle Street, Suite 2700, Chicago, Illinois 60601, or at such other location as is mutually agreed upon by the Company and the Purchasers. The date upon which the Closing shall be effective shall be June 30, 2006 (the “Closing Date”).
     (b) For the convenience of the parties hereto, the parties agree to ‘close by mail’ as provided in clauses (b), (c) and (d) of this Section 2.3. Pursuant to such agreement, the parties severally (and not jointly) agree to transmit their respective signatures and other closing deliveries required under Article 3 hereof (other than payments of funds by the Purchasers and issuance of new stock certificates by the Company) to the Company by not later than Friday, June 23, 2006. On or about Tuesday, June 27, 2006, the Company shall notify each of the Purchasers as to whether all such closing deliveries (other than funds and new stock certificates) and (assuming Closing hereunder) all conditions to closing of the Parke Acquisition are then satisfied, as contemplated by Section 3.1(k) hereof. If all such Closing deliveries (other than funds and new stock certificates) have not been received, such notice shall state the details of the missing items. If all such Closing deliveries (other than funds and new stock certificates) have been received, and the condition in Section 3.1(j) has been satisfied, and (assuming Closing hereunder) all conditions to closing of the Parke Acquisition are then satisfied and the Company so states in such notice to the Purchasers, then such notice shall also (i) include a statement of the Offer Price, as finally determined, and a copy of the final definitive version of Schedule I to be attached hereto, and (ii) provide that all Purchasers purchasing Securities shall send payment of the purchase price therefore (as specified in such final definitive version of Schedule I included with such notice) by wire transfer of immediately available funds to the account specified on Annex III hereto by not later than 5:00 p.m. Chicago time on Wednesday, June 28, 2006.
     (c) Assuming that funds are received as contemplated by the preceding clause (b) and in any event by June 30, 2006, upon receipt of such funds the Company shall proceed with

Closing, by (i) notifying all Purchasers that Closing is occurring; (ii) repaying the Laurus Debt (excluding the portion thereof which is to be converted into shares of Common Stock as contemplated by Section 3.1(j)); (iii) converting the remaining portion of the Laurus Debt into shares of Common Stock; (iv) consummating the closing of the Parke Acquisition; and (v) directing the Transfer Agent to issue new stock certificates for the Securities and Conversion Shares in accordance with the provisions hereof and deliver the same to the Company for forwarding to the Purchasers. The parties anticipate that repayment of the Laurus Debt, conversion of the unpaid balance of the Laurus Debt, and consummation of the Parke Acquisition will all occur on June 30, 2006 and shall be effective on June 30, 2006, however, at the Company’s discretion, any of such actions may occur on June 29, 2006 or July 3, 2006, provided that the Company has given all Purchasers the notice required under (i) of this clause (c) prior to such action taking place. The parties also acknowledge that consummation of the Parke Acquisition requires that the minimum gross proceeds from the sale of Securities hereunder shall be $15,000,000. Accordingly, the Company is authorized to proceed with Closing hereunder upon receipt of not less than $15,000,000 of gross proceeds from the sales of Securities hereunder, even if one or more Purchasers shall have failed to comply with its obligation to purchase Securities hereunder.
     (d) Promptly upon consummation of the items referred to in (ii), (iii), (iv) and (v) of clause (c) preceding, the Company shall notify the Purchasers thereof and that Closing has been consummated. Reasonably promptly thereafter (and in any event by July 10, 2006), the Company shall provide to each Purchaser the stock certificates evidencing Securities and Conversion Shares acquired by such Purchaser pursuant to Closing and all the other deliverables to such Purchaser pursuant to Article 3 hereof.
     (e) In the event that Closing does not occur by the close of business on July 3, 2006, all funds received by the Company will be returned to the applicable Purchasers by wire transfer by July 7, 2006 and all Series E Preferred stock certificates received by the Company will be returned to the applicable Purchasers by July 10, 2006. All other closing documentation received by the Company from Purchasers will be destroyed.
ARTICLE 3 – CLOSING
     3.1 Purchasers’ Conditions to Closing. The obligation of each Purchaser purchasing Securities hereunder to purchase and pay for the Securities to be purchased by such Purchaser at the Closing is subject to the satisfaction (or waiver by such Purchaser), on or before the Closing Date, of each of the following conditions:
     (a) Receipt of Securities. Such Purchaser shall have received delivery of the stock certificates evidencing the Securities to be issued to such Purchaser in accordance with Section 3.4;
     (b) No Litigation; No Order. No action, suit or proceeding relating to the Transactions shall be pending that seeks to restrain or prevent any of the Transactions, and no order (including, without limitation, a temporary restraining order), decree, writ, judgment or injunction shall be in effect that restrains, enjoins or prevents the consummation of the Transactions;

     (c) Proceedings. On or prior to the Closing Date, (i) the Special Committee shall have duly approved the Transactions, and Board shall have approved the Parke Acquisition, in accordance with law and the Company’s certificate of incorporation and by-laws and the resolutions creating the Special Committee; and (ii) all other corporate and other proceedings required to be taken in connection with the Transactions under applicable laws, rules and regulations and the certificate of incorporation and by-laws of the Company shall have been taken and all filings and documents incident thereto shall be reasonably satisfactory in form and substance to such Purchaser;
     (d) Representations and Warranties. The Company’s representations and warranties set forth in this Agreement shall have been true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality, in which case, such representations and warranties shall be true and correct without further qualification) when made and shall continue to be true and correct in all material respects on the Closing Date (except, in either case, to the extent that any of such representations and warranties are specifically made as of a date prior to the date of this Agreement, in which case such representations and warranties shall have been true and correct as of the applicable earlier date(s));
     (e) Compliance with this Agreement. The Company shall have performed and complied with all of the covenants, agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Company on or before the Closing Date;
     (f) Purchase Permitted by Applicable Laws; Legal Investment. The acquisition of and payment for the Securities and the consummation of the Transactions (i) shall not be prohibited by any applicable law or governmental regulation, and (ii) shall not subject the Company to any penalty or, in its reasonable judgment, other onerous conditions under or pursuant to any applicable law or governmental regulation;
     (g) Consents and Approvals. All consents, waivers, approvals, exemptions, authorizations, or other actions by, or notices to, or filings with, any Governmental Authority, self-regulatory agency and other Persons necessary or required in connection with the execution, delivery or performance by the Company or enforcement against the Company of this Agreement (including, without limitation, the issuance of the Securities contemplated hereunder) in connection with the consummation of the Transactions shall have been obtained or made and be in full force and effect;
     (h) Closing Deliveries. The Company shall have delivered the Closing Deliveries in accordance with Section 3.4;
     (i) No Material Adverse Change. Neither the Company nor any of its subsidiaries shall have sustained since December 31, 2005 any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court governmental action, order or decree, and since December 31, 2005, there shall not have been any material change in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Commission Documents;
     (j) Laurus Actions. Laurus shall have agreed with the Company that if the Company repays all other amounts comprising Laurus Debt, Laurus will concurrently convert to Common Stock, at a conversion price per share equal to the Offer Price, the portions of the Laurus Debt consisting of (i) the outstanding balance of the revolving loan and (ii) liquidated damages owing to Laurus pursuant to section 2(b) of the Registration Rights Agreement dated as of November 22, 2005 between the Company and Laurus; and
     (k) Parke. All conditions to closing the Parke Acquisition are satisfied, other than the condition that Closing occur hereunder and the Company receive gross proceeds of not less than $15,000,000 from the sale of Securities hereunder.
     3.2 Company Conditions to Closing. The Company’s obligation to issue and sell the Securities to each Purchaser purchasing any Securities at the Closing is subject to the satisfaction (or waiver by the Company), on or before the Closing Date, of each of the following conditions:
     (a) Receipt of Purchase Price. The Company shall have received from such Purchaser payment of the purchase price payable by such Purchaser by wire transfer of immediately available funds to the account specified on Annex III hereto;
     (b) No Litigation; No Order. No action, suit or proceeding relating to the Transactions shall be pending that in the reasonable good faith judgment of the Company seeks to restrain or prevent any of the Transactions and has a reasonable probability of success;
     (c) Representations and Warranties. Such Purchaser’s representations and warranties set forth in this Agreement shall have been true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality, in which case, such representations and warranties shall be true and correct without further qualification) when made and shall continue to be true and correct in all material respects on the Closing Date (except, in either case, to the extent that any of such representations and warranties are specifically made as of a date prior to the date of this Agreement, in which case such representations and warranties shall have been true and correct as of the applicable earlier date(s));
     (d) Compliance with this Agreement. Such Purchaser shall have performed and complied with all of the covenants, agreements and conditions set forth or contemplated herein that are required to be performed or complied with by such Purchaser on or before the Closing Date;
     (e) Purchase Permitted by Applicable Laws; Legal Investment. The acquisition of and payment for the Securities by such Purchaser and the consummation of the Transactions (i) shall not be prohibited by any applicable law or governmental regulation, and (ii) shall not subject the Company to any penalty or, in its reasonable judgment, other onerous conditions under or pursuant to any applicable law or governmental regulation; and

     (f) Proceedings. On or prior to the Closing Date, the Special Committee shall have duly approved the Transactions and Board shall have duly approved the Parke Acquisition in accordance with law and the Company’s certificate of incorporation and by-laws and the resolutions creating the Special Committee;
     (g) Consents and Approvals. All consents, waivers, approvals, exemptions, authorizations, or other actions by, or notices to, or filings with, any Governmental Authority, self-regulatory agency and other Persons necessary or required in connection with the execution, delivery or performance by the Company or enforcement against the Company of this Agreement (including, without limitation, the issuance of the Securities contemplated hereunder) and the consummation of the Transactions shall have been obtained or made and be in full force and effect; and
     (h) Laurus Actions. Laurus shall have agreed with the Company that if the Company repays all other amounts comprising Laurus Debt, Laurus will concurrently convert to Common Stock, at a conversion price per share equal to the Offer Price, the portions of the Laurus Debt consisting of (i) the outstanding balance of the revolving loan and (ii) liquidated damages owing to Laurus pursuant to section 2(b) of the Registration Rights Agreement dated as of November 22, 2005 between the Company and Laurus.
     3.3 Closing Deliveries by Each Purchaser. At the Closing, each Purchaser shall deliver to the Company the following:
     (a) if such Purchaser is purchasing any Securities, the purchase price for the Securities being purchased by such Purchaser, as set forth on Schedule I hereto, by wire transfer of immediately available funds to an account designated by the Company set forth on Annex III hereto, which funds will be delivered to the Company in consideration of the Securities issued to such Purchaser at the Closing;
     (b) if such Purchaser is purchasing any Securities, an executed completed Investor Questionnaire;
     (c) if such Purchaser is purchasing any Securities, an executed representation letter in acceptable form if the Purchaser is acting on behalf of a managed account in the purchase of any Securities;
     (d) if such Purchaser is purchasing any Securities, an executed completed Selling Stockholder Questionnaire; and
     (e) if such Purchaser is a Series E Holder, all certificates representing such Purchaser’s shares of Series E Preferred Stock in the Company (except to the extent that such certificates have previously been delivered pursuant to Article 6 hereof).
     3.4 Closing Deliveries by the Company. At the Closing, the Company shall deliver to each Purchaser which has complied with its obligations under Sections 3.2 and 3.3:
     (a) if such Purchaser is purchasing any Securities, one or more stock certificates representing the Securities being purchased by such Purchaser, registered in the name of such Purchaser or its nominee(s), as such Purchaser has specified in writing to the Company prior to the Closing;
     (b) if such Purchaser is a Series E Holder, one or more stock certificates representing the Conversion Shares being issued to such Series E Holder pursuant to Conversion of such Series E Holder’s shares of Series E Preferred Stock, registered in the name of such Series E Holder or its nominee(s), as such Series E Holder has specified in writing to the Company prior to the Closing;
     (c) Officer’s Certificate. A certificate, dated the Closing Date and signed by the Chief Executive Officer of the Company, certifying that the conditions set forth in Sections 3.1(d) and 3.1(e) hereof have been satisfied on and as of such date;
     (d) Secretary’s Certificate. A certificate, dated the Closing Date and signed by the Secretary of the Company, certifying as to the Company’s Certificate of Incorporation, By-Laws, resolutions of the Board of Directors, good standing, and incumbency;
     (e) an opinion of counsel, dated the Closing Date, from outside counsel to the Company, in substantially the form attached as Annex IV hereto.
ARTICLE 4 – REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS.
     4.1 Purchaser Representations, Warranties and Covenants. Each Purchaser hereby represents and warrants to the Company as follows:
     (a) Such Purchaser has received or been given access to copies of the following:
     (i) the Company’s registration statement on Form S-3 filed with the Commission on December 19, 2005, as amended by Form S-3/A filed with the Commission on March 3, 2006, as amended by Amendment No. 2 to Form S-3 filed with the Commission on May 9, 2006;
     (ii) the Company’s current report on Form 8-K dated January 22, 2006 filed with the Commission on January 26, 2006;
     (iii) the Company’s current report on Form 8-K dated February 22, 2006 filed with the Commission on February 22, 2006;
     (iv) the Company’s current report on Form 8-K dated March 8, 2006 filed with the Commission on March 14, 2006;
     (v) the Company’s current report on Form 8-K dated March 21, 2006 filed with the Commission on March 22, 2006;
     (vi) the Company’s current report on Form 8-K dated April 3, 2006 filed with the Commission on April 7, 2006;

     (vii) the Company’s current report on Form 8-K dated April 21, 2006 filed with the Commission on April 26, 2006;
     (viii) the Company’s current report on Form 8-K dated May 15, 2006 filed with the Commission on May 16, 2006;
     (ix) the Company’s current report on Form 8-K dated May 19, 2006 filed with the Commission on May 22, 2006;
     (x) the Company’s current report on Form 8-K dated May 22, 2006 filed with the Commission on May 23, 2006;
     (xi) the Company’s annual report on Form 10-K for the year ended December 31, 2005 filed with the Commission on March 21, 2006;
     (xii) the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2006 filed with the Commission on May 15, 2006;
     (xiii) the Company’s current report on Form 8-K dated June 12, 2006 filed with the Commission on June 13, 2006;
     (xiv) the Confidential Memorandum; and
     (xv) the Parke Acquisition Agreement attached hereto as Exhibit I.
Such Purchaser represents to the Company that such Purchaser has had access to such financial and other information and has had the opportunity to ask questions and receive answers as it deemed necessary in respect of the decision to purchase the Securities it is purchasing hereunder (or, if such Purchaser is a Series E Holder, the decision to participate in the Conversion under Article 6 hereof), and has consulted with his or its own advisors concerning the proposed investment in the Company. Such Purchaser understands that an investment in the Company involves a high degree of risk for the reasons, among others, set forth under the caption “RISK FACTORS” in the Company’s registration statement or in its annual report on Form 10-K referred to in clauses (i) and (xi), respectively, above. Such Purchaser also understands that the Company makes no representations or warranties concerning the Projections contained in the Confidential Memorandum, and that the Projections are forward-looking and are subject to risks, uncertainties and other factors that could cause the Company’s actual results to differ materially from those expressed in, or implied by, the Projections.
     (b) Such Purchaser represents that he or it (or, if applicable, each managed account on whose behalf Securities are being purchased by such Purchaser) is a sophisticated investor and an “accredited investor” as defined in Rule 501 under the Securities Act (as certified by such Purchaser pursuant to the Investor Questionnaire in the form attached hereto as Annex I which such Purchaser shall complete and deliver to the Company if such Purchaser is purchasing Securities). Such Purchaser further represents that he or it (or, if applicable, each managed account on whose behalf Securities are being purchased by such Purchaser) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and participating in the Conversion and making an informed investment decision with respect thereto, and can bear the economic risk of loss of the entire investment in the Securities being purchased and Conversion Shares being acquired.
     (c) Such Purchaser acknowledges that he or it has sole responsibility for its own due diligence investigation and its own investment decision, and that in connection with his or its investigation and its investment decision (i) such Purchaser has not relied on any representation by or on behalf of the Company not set forth in the Commission Documents or in this Agreement, and (ii) such Purchaser has not relied on the fact that any other Person has decided to invest in the Securities or in capital stock of the Company.
     (d) Such Purchaser understands and expressly acknowledges and agrees that none of the Securities have been registered under the Securities Act, or qualified under any applicable securities laws of any State of the United States (“Applicable State Law”) and therefore the Securities may not be offered, sold, transferred, assigned, pledged, hypothecated or otherwise disposed of, directly or indirectly, unless subsequently registered or qualified under the Securities Act and under Applicable State Law or unless an exemption from the registration requirements of the Securities Act and Applicable State Law is available and an opinion of counsel indicates that such an exemption is available, in each case to the extent permitted by the terms of this Agreement; provided, however, that if a transfer of Securities is between affiliated Purchasers, the transferring Purchaser shall be required to deliver only a certificate (and not an opinion of counsel) reasonably satisfactory to the Company stating that registration is not required under the Securities Act. Each Purchaser which is participating in the Conversion under Article 6 hereof understands and expressly acknowledges and agrees that not all of the Conversion Shares have been registered under the Securities Act, or qualified under any Applicable State Law and therefore such Conversion Shares may not be offered, sold, transferred, assigned, pledged, hypothecated or otherwise disposed of, directly or indirectly, unless subsequently registered or qualified under the Securities Act and under Applicable State Law or unless an exemption from the registration requirements of the Securities Act and Applicable State Law is available and an opinion of counsel indicates that such an exemption is available, in each case to the extent permitted by the terms of this Agreement; provided, however, that if a transfer of Conversion Shares is between affiliated Purchasers, the transferring Purchaser shall be required to deliver only a certificate (and not an opinion of counsel) reasonably satisfactory to the Company stating that registration is not required under the Securities Act.
     (e) Such Purchaser understands and agrees that all certificates representing the Securities, and all certificates representing Non-Excluded Conversion Shares, shall bear a legend which will be substantially in the form of the following:
THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE

EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND STATE SECURITIES LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY; PROVIDED, HOWEVER, THAT IF THE TRANSFER IS BETWEEN AFFILIATED PURCHASERS, THE TRANSFERRING PURCHASER SHALL BE REQUIRED TO DELIVER ONLY A CERTIFICATE (AND NOT AN OPINION OF COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY STATING THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.
     The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities or Conversion Shares of such Purchaser to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities or Conversion Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities or Conversion Shares may reasonably request in connection with a pledge or transfer of the Securities or Conversion Shares, including, if the Securities or Conversion Shares are subject to registration pursuant to this Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.
     Certificates evidencing the Securities and Conversion Shares shall not contain any legend (including the legend set forth in this Section 4.1(e)), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Securities pursuant to Rule 144, or (iii) if such Securities or Conversion Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the effective date of the Registration Statement if required by the Company’s transfer agent to effect the removal of the legend hereunder. The Company agrees that following the effective date of the Registration Statement or at such time as such legend is no longer required under this Section 4.1(e), it will, no later than three (3) trading days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing Securities or Conversion

Shares issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such Securities or Conversion Shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. Certificates for Securities or Conversion Shares subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the Purchasers by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System.
     In addition to any other rights available to such Purchaser, if the Company fails to cause its transfer agent to transmit to the Purchaser a certificate or certificates free of restrictive legends by the Legend Removal Date, and if after such date the Purchaser is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Purchaser of Securities or Conversion Shares (a “Buy-In”), then the Company shall pay in cash to the Purchaser the amount by which (x) the Purchaser’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Common Shares that the Company was required to deliver to the Purchaser free of legends, times (B) the price at which the sell order giving rise to such purchase obligation was executed. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates free from restrictive legends as required pursuant to the terms hereof.
     Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Securities or Conversion Shares as set forth in this Section 4.1(e) is predicated upon the Company’s reliance that the Purchaser will sell any Securities and Conversion Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.
     (f) Such Purchaser (or, if applicable, each managed account on whose behalf Securities are being purchased by such Purchaser) will acquire the Securities and Conversion Shares he or it is acquiring pursuant to this Agreement for his or its own account for investment and not with a view to, or in connection with, the resale or distribution thereof or in any arrangement or understanding with any other persons regarding the distribution of such Securities in violation of the Securities Act.
     (g) Except as otherwise permitted by Rule 144, such Purchaser hereby covenants and agrees with the Company not to make any sale of any Registrable Securities without causing the prospectus delivery requirement under the Securities Act to be satisfied or otherwise complying with the Securities Act.
     (h) Such Purchaser acknowledges that there may be times when the Company may temporarily suspend the use of the prospectus forming a part of the Registration Statement in the circumstances, and subject to the limitations, set forth in Section 5.4(c) below. Such Purchaser hereby covenants and agrees that it will not sell any Registrable Securities pursuant to said prospectus during the period commencing at the time at which the Company gives such Purchaser written notice of the suspension of the use of said prospectus in accordance with Section 5.4 until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act, as provided in Section 5.4(c) below.
     (i) Such Purchaser understands that nothing in the Commission Documents, this Agreement or any other materials presented to such Purchaser in connection with the purchase and sale of the Securities or Conversion of Series E Preferred Stock constitutes legal, tax or investment advice, other than to the extent, if any, set forth in the opinion of counsel delivered pursuant to Section 3.4(e). Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities and acquisition of Conversion Shares.
     (j) Such Purchaser understands that the Securities are being offered and sold to it (and the Conversion Shares issued to it) in reliance upon specific exemptions from the registration requirements of the Securities Act and Applicable State Law and that the Company is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities and Conversion Shares.
     (k) The execution and delivery of this Agreement by such Purchaser and the performance of this Agreement and the consummation by such Purchaser or its advisory clients, as the case may be, of the Transactions have been duly authorized by all necessary action of such Purchaser’s directors and stockholders (if a corporation), partners (if a partnership) or members and managers (if a limited liability company) and, if applicable, such Purchaser’s advisory clients; and this Agreement, when duly executed and delivered by such Purchaser, will constitute a valid and legally binding instrument, enforceable in accordance with its terms against such Purchaser or any of its advisory clients, as the case may be; except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium and other laws affecting the rights and remedies of creditors generally, (ii) rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity, and (iii) the indemnification provisions of Section 5.6.
     (l) Such Purchaser represents that:
     (i) If such Purchaser is a corporation, it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with all requisite power and authority to perform its obligations under this Agreement. If such Purchaser is a limited liability company, it is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, with all requisite power and authority to perform its obligations under this Agreement. The person executing this Agreement on behalf of such Purchaser is authorized to act for such Purchaser in purchasing the Securities and Conversion Shares.
     (ii) If such Purchaser is a corporation acting in an advisory capacity, it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full power and authority (corporate and other) to act on behalf of its advisory clients under this Agreement. If such Purchaser is a limited liability company acting in an advisory capacity, it is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, with full power and authority (limited liability company and other) to act on behalf of its advisory clients under this Agreement.
     (iii) If such Purchaser is a trust, such trust has been duly created by a valid instrument under applicable law and is validly existing with all requisite power and authority to perform its obligations under this Agreement, and the trustee thereunder has been duly appointed as trustee of such Purchaser with full power and authority to act on behalf of such Purchaser and to perform the obligations of such Purchaser under this Agreement. Furthermore, the trustee under such trust has independently determined that the purchase of the Securities to be purchased by such Purchaser and acquisition of Conversion Shares to be acquired by such Purchaser are a suitable investment for such trust as authorized by the terms thereof and applicable laws and regulations.
     (iv) If such Purchaser is a partnership, it is a partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with full power and authority to perform its obligations under this Agreement.
     (v) If such Purchaser is a partnership acting in an advisory capacity, it is a partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with full power and authority to act on behalf of its advisory clients under this Agreement.
     (vi) If such Purchaser is a corporation, limited liability company, partnership, trust or other form of business entity, the execution, delivery and performance of this Agreement by such Purchaser will not contravene or result in a default under any provision of existing law or regulation to which such Purchaser is subject, the provisions of its trust instrument, charter, by-laws, certificate of formation or organization, operating agreement, partnership agreement or other governing documents or any indenture, mortgage or other agreement or instrument to which it is a party or by which it is bound and does not require on its part any approval, authorization, license or filing from or with any foreign, federal, state or municipal board or agency which has not been obtained or duly made.
     (vii) If such Purchaser is an individual, he or she has full power and authority to perform his or her obligations under this Agreement.

     (m) Concurrently with Closing under this Agreement, each Purchaser purchasing any Securities will complete, execute and deliver to the Company
     (i) an Investor Questionnaire representing that such Purchaser is investing in Securities as an “accredited investor;” and
     (ii) if such Purchaser is acting on behalf of a managed account in the purchase of any Securities, an acceptable representation letter (the “Managed Account Representation Letter”).
Concurrently with Closing under this Agreement, each Purchaser acquiring any Securities or Conversion Shares will complete, execute and deliver to the Company a Selling Stockholder Questionnaire for such Purchaser.
Each Purchaser represents and warrants, severally and not jointly, that the answers and statements of such Purchaser set forth in each of such documents delivered by such Purchaser will be true and correct as of the dates thereof and will be true and correct as of the effective date of the Registration Statement. Notwithstanding the foregoing, from the effective date of the Registration Statement through the date that the Registration Statement is no longer effective, each Purchaser agrees to promptly notify the Company if at any time the information contained in the documents delivered by or on behalf of such Purchaser pursuant to this Agreement becomes untrue or incorrect in any manner and shall promptly provide the Company with corrected information if such information is required to be disclosed in the Registration Statement or to make the statements made in the Registration Statement not misleading. Such Purchaser further represents and warrants that it is not purchasing any Securities or acquiring any Conversion Shares on behalf of any managed account other than as listed in its Managed Account Representation Letter.
     (n) Such Purchaser represents that, other than under any Series E Agreements to which such Purchaser is a party (if any), it: (i) has not entered into any contracts, arrangements, understandings or relationships (written or otherwise) with any other Person or Persons (other than the Company or a limited partner/member of such Purchaser, which in any case shall not violate any securities laws) with respect to any securities of the Company (including but not limited to transfer or voting of any of the Securities or Conversion Shares, finder’s fees, joint ventures, loan or option arrangements, puts or calls, guarantees of profits, division of profits or loss, or the giving or withholding of proxies) or the operations, management or control of the Company; (ii) is not bound together, under common control with, in a common enterprise with, or otherwise acting in concert with, any other Person or Persons (other than a limited partner/member of such Purchaser, which in any case shall not violate any securities laws) in connection with the Transactions; and (iii) such Purchaser does not own any securities of the Company which are pledged or otherwise subject to a contingency the occurrence of which would give another Person voting power or investment power over such securities.
     (o) No state, federal or foreign regulatory approvals, permits, licenses or consents or other contractual or legal obligations are required for such Purchaser to enter into this Agreement or to purchase the Securities to be purchased by such Purchaser or to acquire the Conversion Shares to be acquired by such Purchaser.

     (p) Without limiting the provisions of any confidentiality agreement entered into between such Purchaser and the Company, such Purchaser agrees that, without the Company’s prior written consent, until the Registration Statement is filed, such Purchaser will keep confidential and will not disclose or divulge any confidential, proprietary or secret information (including the Projections and other confidential information in the Confidential Memorandum) which such Purchaser has received or may receive from the Company in connection with the Transactions which information the Company has identified in writing to such Purchaser to be confidential, unless such information is known, or until such information becomes known, by the public through no fault of such Purchaser prior to the date the Registration Statement is filed.
     (q) The residence or principal place of business of such Purchaser is set forth on the signature page to this Agreement and the offer and sale of the Securities to such Purchaser was made solely in that state.
     (r) Such Purchaser understands and acknowledges that the Company intends to use the proceeds from the sale of the Securities as follows:
(i)	to repay the Laurus Debt (excluding the portion thereof which is to be converted into shares of Common Stock in accordance with Section 3.1(j));

(ii)	to pay the cash portion of the consideration payable upon consummation of the Parke Acquisition (which will not exceed $3,000,000);

(iii)	to pay expenses in connection with the foregoing and the consummation of the Transactions, and

(iv)	for general corporate purposes.
Such Purchaser represents to the Company that such Purchaser has had the opportunity to (A) review each of the agreements, notes, security agreements and other documents, agreements and instruments evidencing the Laurus Debt and the Agreement and Plan of Merger relating to the Parke Acquisition and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished by the Company with respect to the Laurus Debt and the Parke Acquisition, and (B) ask questions and receive answers concerning Parke, its business, assets, management, results of operations, financial condition and prospects and the terms and conditions of the Parke Acquisition and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished by the Company. Such Purchaser understands that any acquisition by the Company of another company, such as Parke, involves a high degree of risk and that there can be no assurance that any such acquisition will be successful or beneficial to the Company.
     (s) Such Purchaser understands that as of June 12, 2006 the Common Stock no longer traded on the American Stock Exchange, and that the Company has elected to voluntarily de-list the Common Stock from the American Stock Exchange (as described in the Company’s current report on Form 8-K dated May 22, 2006 filed with the Commission on May 23, 2006 referred to in subsection 4.1(a)(x) hereof) and have the Common Stock trade in the pink sheets until the

Company was able to have the Common Stock listed on the Over-the-Counter Bulletin Board (“OTCBB”), which occurred on or about June 13, 2006; and
     (t) Other than the transactions contemplated hereunder, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any disposition, including short sales, in the securities of the Company during the period commencing from the time that such Purchaser first received a term sheet from the Company or any other Person setting forth the material terms of the transactions contemplated hereunder until the date hereof (“Discussion Time”). Each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the Commission currently takes the position that coverage of short sales of shares of the Common Stock “against the box” prior to the effective date of the Registration Statement is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities and acquire the Conversion Shares covered by this Agreement. Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).
     4.2 Company Representations and Warranties. The Company hereby represents and warrants to each Purchaser as follows:
     (a) The Company and each of its subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect. The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, to consummate the Transactions and to conduct its business as currently conducted.
     (b) The execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Securities and the authorization, issuance and delivery of the Conversion Shares pursuant to the Conversion, and the consummation by the Company of the Transactions on its part herein contemplated, have been duly authorized by all necessary corporate action of the Company and this Agreement has been duly executed and delivered by the Company; and this Agreement, when duly executed and delivered by each Purchaser and the Company, will constitute a valid and legally binding instrument of the Company enforceable in accordance with its terms, except as the enforceability hereof may be limited by (i) bankruptcy, insolvency, moratorium and other laws affecting the rights and remedies of creditors generally, (ii) rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity, and (iii) the indemnification provisions of Section 5.6.
     (c) Assuming the accuracy of the representations and warranties of each Purchaser contained in this Agreement, the Common Shares issuable hereunder will be issued in compliance with all applicable federal and state securities laws. The Common Shares are duly authorized and reserved for issuance, and, when issued will be validly issued, fully paid and nonassessable, and free of all liens, encumbrances and restrictions imposed by law (other than restrictions upon transfer imposed generally by applicable securities laws), or any agreement of the Company and not subject to any preemptive rights, co-sale rights, rights of first refusal or similar rights in favor of other Persons which have not been validly waived.
     (d) As of the date hereof, the Company has authorized 200,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. As of the date hereof, the Company has approximately 3,420,000 issued and outstanding shares of Common Stock and 232,613 issued and outstanding shares of Series E Preferred Stock. Other than the securities described in this Section 4.2(d) and outstanding options, rights and warrants to purchase up to approximately 2,201,141 shares of Common Stock, the Company does not have any other securities or rights to purchase its securities outstanding except the convertible notes evidencing the Laurus Debt and except the obligation to issue shares of Common Stock as a portion of the merger consideration under the Parke Acquisition Agreement. Conversion of a portion of the Laurus Debt into Common Stock, as contemplated by Section 3.1(j), will result in the issuance of approximately 1,345,361 shares of Common Stock to Laurus. Closing of the Parke Acquisition will result in the issuance of 5,000,000 shares of Common Stock to Daniel W. Parke.
     (e) The execution and delivery of this Agreement, the authorization, sale, issuance and delivery of the Securities and Conversion Shares and the consummation by the Company of the Transactions on its part herein contemplated and the compliance by the Company with the terms hereof do not (i) violate the Certificate of Incorporation (as amended to date) of the Company, including the Certificate of Designations of the Series E Preferred Stock of the Company, or the By-Laws (as amended to date) of the Company; or (ii) violate any of the terms or provisions of, or constitute a default under or give a right of termination of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of their properties or assets are subject; or (iii) assuming the accuracy of the representations and warranties of each Purchaser contained in this Agreement, result in a material violation of any applicable law, statute or any order, judgment, decree, rule or regulation of any court or Governmental Authority having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets. No consent, approval, authorization, order, registration or qualification of or with any court or Governmental Authority is required for the valid authorization, execution, delivery and performance by the Company of this Agreement, the issuance of the Securities and Conversion Shares or the consummation by the Company of the Transactions on its part contemplated herein, except for such consents, approvals, authorizations, registrations or qualifications as may be required under Federal securities law or Applicable State Law, or with respect to requirements applicable to such Purchaser.

     (f) Since December 31, 2004, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof (including all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein) being hereinafter referred to as the “Commission Documents”). As of their respective dates, the Commission Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to the Commission Documents. Each Commission Document does not as of the date hereof contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances in which they were made not misleading. The Commission Documents, including the financial statements, when they were filed with the Commission, conformed in all material respects with the applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended.
     When the Registration Statement becomes effective, the documents incorporated by reference in the Registration Statement, when they were or are filed with the Commission, conformed or will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Registration Statement after the effective date or any further amendment or supplement thereto after the effective date, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished by any Purchaser in such Purchaser’s Selling Stockholder Questionnaire.
     When the Registration Statement becomes effective, the Registration Statement will conform, and any further amendments or supplements to the Registration Statement will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Purchaser in such Purchaser’s Selling Stockholder Questionnaire.
     (g) Since December 31, 2005, neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.
     (h) Neither the Company nor any of its subsidiaries is in violation of, or in default under, nor has there been any waiver given with respect to, any term or provision of any charter, by-law, mortgage, indenture, agreement, instrument, statute, rule, law, regulation, judgment, decree, order, writ, or injunction applicable to it, such that such violations and defaults in the aggregate could reasonably be expected to result in any Material Adverse Effect or to materially adversely affect the ability of the Company to perform in any material respect its obligations under this Agreement. All Regulatory Approvals required by the Company and its subsidiaries to conduct their respective business as now conducted by them have been obtained and are in full force and effect (except where the failure to have a Regulatory Approval could not reasonably be expected to have a Material Adverse Effect), and the Company and its subsidiaries are in material compliance with the terms and requirements of such Regulatory Approvals. Except as set forth on Schedule 4.2(h), and except for de-listing the Common Stock from The American Stock Exchange (as described in the Company’s current report on Form 8-K dated May 22, 2006 filed with the Commission on May 23, 2006 referred to in subsection 4.1(a)(x) hereof), since December 31, 2005, none of the Company or any of its subsidiaries has received any written notice or other written communication from any Governmental Entity regarding (i) any revocation, withdrawal, suspension, termination or modification of, or the imposition of any material conditions with respect to, any Regulatory Approval, (ii) any violation of any law by the Company or any of its subsidiaries, (iii) any other limitations on the conduct of business by the Company or any of its subsidiaries or (iv) any comments from the staff of the Commission on the Commission Documents (other than comments on the Company’s registration statement on Form S-3 filed with the Commission on December 19, 2005, as amended by Form S-3/A filed with the Commission on March 3, 2006, as amended by Amendment No. 2 to Form S-3 filed with the Commission on May 9, 2006 referred to in subsection 4.1(a)(i) hereof).
     (i) The Company has good and marketable title to the assets (the “Assets”) reflected on the balance sheet included in the financial statements which are set forth in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2006 filed with the Commission on May 15, 2006 (the “March 31 Balance Sheet”), except for sales of inventory and collection of receivables and payment of expenses in the ordinary course of business. Except for liens and security interests securing the Laurus Debt, and for a mortgage lien on the Company’s headquarters securing a loan from American Chartered Bank, none of the Assets is subject to any encumbrances, except for minor liens that in the aggregate are not substantial in amount, do not materially detract from the value of the property or assets subject thereto or interfere with the present use thereof and have not arisen other than in the ordinary course of business. There are no pending or threatened condemnation proceedings relating to any of the facilities of the Company. The facilities, fixtures and equipment of the Company are in good operating condition and repair (except for ordinary wear and tear and any defect for which the cost of repairing would not be material), are sufficient for the operation of the Company’s business as presently conducted and are in conformity in all material respects with all applicable laws, ordinances, orders, regulations and other requirements (including applicable zoning, environmental, motor vehicle safety or standards, occupational safety and health laws and regulations) relating thereto currently in effect, except where the failure to conform could not reasonably be expected to have a Material Adverse Effect.
     (j) Except as disclosed on Schedule 4.2(j), there is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries before any court, arbitrator or administrative or governmental body that (a) seeks to enjoin or otherwise prevent the consummation of the Transactions, or (b) materially and adversely affects, or as to which there is a reasonable possibility of an adverse decision that would have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in violation of any judgment, order, writ, injunction, decree, rule or regulation of any court or governmental department, commission, board, bureau, agency or instrumentality, the violation of which reasonably could be expected to have a Material Adverse Effect.
     (k) The Company maintains or is covered by valid policies of workers’ compensation insurance, product liability insurance, and casualty and liability insurance with respect to its properties and business covering the respective risks of the Company and its subsidiaries of such types and in such amounts, with such deductibles and with such insurance companies as are customary for other companies of similar size and engaged in similar lines of business.
     (l) Except as set forth on Schedule 4.2(l), neither the Company nor any of its subsidiaries is directly or indirectly a party to or otherwise involved in any transaction including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service, with any Affiliate. The Company has made available to the Purchasers copies of all agreements and documents related to all transactions listed on Schedule 4.2(l).
     (m) The Company and each of its subsidiaries has timely filed (or caused to be filed) all Tax Returns that are required to be filed by (or with respect to) it on or before the date hereof and has paid all Taxes due on or before the date hereof whether or not reflected on such Tax Returns, including pursuant to any assessment received by it. All such Tax Returns were true, correct and complete in all material respects. None of such Tax Returns has been audited by the relevant taxing authority, and no taxing authority has notified (or threatened) the Company or any of its subsidiaries, orally or in writing, that such taxing authority will or may audit any such return. The Company and its subsidiaries have complied with all requirements of the Code, the Treasury Regulations and any state, local or foreign law relating to the payment and withholding of Taxes relating to them, and the Company and each of its subsidiaries have, within the time and in the manner prescribed by applicable law, paid over to the proper taxing authorities all amounts required to be so withheld and paid over relating to them. There are no liens for Taxes with respect to any asset of the Company or any of its subsidiaries, except for liens with respect to Taxes that are not yet due and payable. No taxing authority in a jurisdiction where the Company or any of its subsidiaries, as the case may be, does not file tax returns has made a claim, assertion or threat that the Company or any of its subsidiaries is or may be subject to taxation in such jurisdiction.

     (n) Assuming the accuracy of the representations and warranties of the Purchasers contained in this Agreement, the offer, sale and issuance of the Securities and the issuance of the Conversion Shares are exempt from the registration requirements of the Securities Act. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Securities to any Person so as to bring the offering and sale of such Securities by the Company within the registration provisions of the Securities Act. The Company has filed all notices and satisfied all applicable registration or qualification requirements of any state securities or Blue Sky law of any applicable jurisdiction with respect to the offer, issuance and sale of the Securities.
     (o) Schedule 4.2(o) lists all agreements with any Person in which the Company has granted registration rights with respect to its capital stock. Schedule 4.2(o) lists all agreements, arrangements or understandings between the Company and one or more stockholders of the Company relating to the transfer of any class of securities of the Company (including, without limitation, tag-along rights, drag-along rights, rights of first offer or any similar rights or obligations) or voting of any class of securities of the Company. Except as set forth on Schedule 4.2(o), all holders of piggyback registration rights which otherwise would apply with respect to the Registration Statement (as defined in Section 5.1 below) have waived such rights with respect to the registration of the Registrable Securities (as defined in Section 5.1 below).
     (p) The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the date hereof. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including each of its subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.
     (q) Prior to June 12, 2006, the Company’s Common Stock was registered pursuant to Section 12(b) of the Exchange Act and listed for trading on the American Stock Exchange. Commencing on June 12, 2006, the Common Stock is registered pursuant to Section 12(g) of the Exchange Act. The Common Stock is currently traded on the OTCBB. The Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.
     (r) The Company understands and confirms that the Purchasers will rely on the foregoing representations and covenants in effecting transactions in securities of the Company.

Excluding the Projections, as to which the Company makes no representations or warranties whatsoever, all disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the disclosure schedules to this Agreement, furnished by the Company with respect to the representations and warranties made herein are true and correct in all material respects with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4.1 hereof.
     (s) Assuming the accuracy of the Purchasers’ representations and warranties contained in this Agreement, neither the Company, nor to its knowledge any of its Affiliates, nor to its knowledge any Person acting on its or their behalf, has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions.
     (t) Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities but excluding redemption of preferred stock) as they mature; and (ii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The Commission Documents set forth as of the dates thereof all outstanding secured and unsecured Indebtedness of the Company and each of its subsidiaries, or for which the Company or any of its subsidiaries has commitments. For the purposes of this paragraph, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.
     (u) The Company is eligible to register the resale of its Common Stock by the Purchasers under Form S-3 promulgated under the Securities Act and the Company hereby covenants and agrees to use its best efforts to maintain its eligibility to use Form S-3 until the Registration Statement covering the resale of the Securities and the Non-Excluded Conversion Shares shall have been filed with, and declared effective by, the Commission.

     (v) Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other entities which it believes are “accredited investors” within the meaning of Rule 501 under the Securities Act.
     (w) Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, or (iii) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.
     4.3 Company Covenants. The Company hereby covenants as follows:
     (a) The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers.
     (b) The Company shall file a current report on Form 8-K disclosing the material terms of the transactions contemplated hereby, and shall attach the Transaction Documents thereto. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or exchange, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with the Registration Statement and (ii) to the extent such disclosure is required by law or such exchange’s regulations.
     (c) The Company has no existing shareholder rights plans. No claim will be made or enforced by the Company or, to the knowledge of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any shareholder rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.
     (d) The Company covenants and agrees that, if a Purchaser notifies the Company that such Purchaser does not want the Company to provide such Purchaser, nor any of its agents or counsel, with any information that the Company believes constitutes material non-public information, then the Company will not provide any such information to such Purchaser, its agents or counsel, unless prior thereto such Purchaser shall have executed a written agreement acceptable to the Company regarding the confidentiality and use of such information. The Company understands and confirms that any Purchaser which has made such a request to the Company will be relying on the foregoing covenant in effecting transactions in securities of the Company.
     (e) From the date hereof until the effective date of the Registration Statement, neither the Company nor any of its subsidiaries shall issue shares of Common Stock, except (i) upon consummation of the Transactions, (ii) upon conversion of any of the Laurus Debt, (iii) upon consummation of the Parke Acquisition, (iv) pursuant to exercise of outstanding options, warrants and other rights to acquire such shares, or (v) pursuant to the Rights Offering.
     (f) The obligations of each Purchaser to acquire the Securities and Conversion Shares to be acquired by him or it hereunder are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser with respect to acquiring Securities or Conversion Shares hereunder. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such purchases of Securities or acquisitions of Conversion Shares hereunder. Each Purchaser shall be entitled to independently protect and enforce its rights to acquire Securities arising out of this Agreement and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of this Agreement. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers. Notwithstanding the foregoing, each Series E Holder acknowledges that it shall be a condition precedent to Conversion of the Series E Preferred Stock under Article 6 hereof that all Series E Holders convert their shares of Series E Preferred Stock in accordance therewith.
     (g) The net proceeds of the sale of the Securities will be used by the Company (i) to repay the Laurus Debt (excluding the portion thereof which is to be converted into shares of Common Stock in accordance with Section 3.1(j)); (ii) to pay the cash portion of the consideration payable upon consummation of the Parke Acquisition (which is expected to not exceed $3,000,000); (iii) to pay expenses in connection with the foregoing and the consummation of the Transactions, and (iv) for general corporate purposes.
     (h) The Company will use reasonable efforts to commence the Rights Offering within forty (40) days after Closing hereunder (but not prior to filing the Registration Statement required to be filed under Section 5.1(a) hereof) and shall offer to sell up to 29,475,000 shares of Common Stock thereunder at the Offer Price per share.
     (i) Excluded Conversion Shares need not carry the legend set forth in Section 4.1(e) (or any similar securities law legend) and, upon request, the Company will cause any certificates evidencing Excluded Conversion Shares which bear such a legend to be reissued without the legend.
     4.4 Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchasers herein shall survive the execution of this Agreement, the delivery to the Purchasers of the Securities and the payment therefore and the issuance to the Series E Holders of the Conversion Shares.
ARTICLE 5 – REGISTRATION OF THE SHARES; COMPLIANCE WITH THE SECURITIES ACT
     5.1 Required Registration. The Company shall:
     (a) Subject to Section 5.2 below, use its best efforts, subject to receipt of all necessary information from the Purchasers, to prepare and file with the Commission a registration statement (the “Registration Statement”) by (the “Target Date”) the later of (i) 15 Business Days after the date upon which the Commission declares effective its registration statement (File No 333-130443) on Form S-3, or (ii) 30 days after the consummation of the Parke Acquisition; provided that the Target Date shall not be later than August 4, 2006 in any event. The Registration Statement shall cover the resale of the Common Shares and any Non-Excluded Conversion Shares (collectively, the “Registrable Securities”) by the Purchasers from time to time through the over-the-counter market or in privately-negotiated transactions or otherwise.
     (b) Provide a draft of the Registration Statement to each Purchaser for review and comment no later than five (5) trading days prior to the thirtieth (30th) day following consummation of the Parke Acquisition. Subject to the provisions of Section 5.2 below, and to receipt of all necessary information from the Purchasers, the Company use reasonable efforts to cause the Registration Statement to be declared effective as promptly as practicable after filing thereof, and in any event by December 31, 2006.
     (c) Cause the Registration Statement to be declared effective as of 4:00 p.m. eastern time on the date when declared effective, which shall be a date not later than the fifth (5th) business day after the Company receives notification from the Commission that it has no further comments with respect to the Registration Statement.
     (d) File a prospectus with the Commission by 9:00 a.m. on the first trading day after the date when the Registration Statement is declared effective, whether required or not under Rule 424.
     (e) Use reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the date which is the earlier of the date (i) when all Registrable Securities have been sold, or (ii) which is 30 months after the date upon which the Registration Statement is declared effective.
     (f) File any documents required of the Company for customary “blue sky” clearance in Wisconsin and New York and any other states specified in writing by the Purchasers and reasonably required by the Purchasers in order to resell the Registrable Securities; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.
     (g) File with the Commission in a timely manner the reports and other documents required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of any Purchaser, make publicly available other information so long as necessary to permit sales by the Purchasers under Rule 144), all to the extent required to enable the Purchasers to sell the Registrable Securities from time to time without registration under the Securities Act within the limitations provided by Rule 144; provided, however, that nothing in this Agreement shall require the Company to file reports under the Securities Act or the Exchange Act, to register any of its securities under the Exchange Act, or to make publicly available any information concerning the Company at any time when it is not required by law or by any other agreement by which it is bound to do any of the foregoing.
     (h) Subject to Section 7.1, all expenses relating to the registration and offering of the Registrable Securities pursuant to this Section 5.1 shall be borne by the Company, except that the Purchasers shall bear underwriting and selling commissions attributable to their Registrable Securities being registered and any transfer taxes on shares being sold by such Purchaser.
     5.2 Purchasers’ Cooperation. In addition to and without limitation of any other covenant, representation or warranty contained in this Agreement, each Purchaser shall:
     (a) Complete the Selling Stockholder Questionnaire related to the Registration Statement in the form attached hereto as Annex II and deliver the same to the Company at the Closing and thereafter promptly provide to the Company any updates necessary for any information therein to be true and correct.
     (b) Furnish to the Company, upon the Company’s request, all information regarding such Purchaser and the intended distribution of such Purchaser’s Registrable Securities included in any Registration Statement under Section 5.1 for the purpose of preparing such Registration Statement, to the extent that such information is required to comply with applicable legal requirements.
     (c) Upon the Company’s request, notify the Company of the number of Registrable Securities held by such Purchaser and the number of Registrable Securities that have been sold and remain to be sold pursuant to any registration statement under Section 5.1 on which any Registrable Securities are registered. In any event, each Purchaser shall promptly notify the Company when all registered Registrable Securities of such Purchaser have been sold.
     5.3 Transfer of Shares. Each Purchaser agrees not to effect any disposition of any Registrable Securities or the right to purchase any Registrable Securities that would constitute an offer or sale within the meaning of the Securities Act except as contemplated in Section 5.1 or pursuant to an exemption from registration under the Securities Act.
     5.4 Company’s Other Obligations In Respect of Registration. In connection with the registration by the Company of the Registration Statement:

     (a) The Company will promptly notify each Purchaser holding Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing.
     (b) The Company will furnish to each Purchaser with respect to the Registrable Securities registered under the Registration Statement (and to each underwriter, if any, of such Registrable Securities ) such number of copies of the Registration Statement and any amendment or supplement thereto and of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act as such Purchaser shall reasonably request.
     (c) The Company shall prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing; provided, however, the Company may, subject to the last sentence of this Section 5.4(c), temporarily suspend the use of the prospectus forming a part of such registration statement in the event that, and during such period as, (i) the Company is engaged in confidential negotiations or other confidential business activities, disclosure of which would be required to be included or incorporated by reference in such prospectus or registration statement, and (ii) the Board of Directors of the Company determines in good faith that such disclosure would have a material adverse effect on any such confidential negotiations or other confidential business activities or would be materially detrimental to the Company. In such event, subject to the last sentence of this Section 5.4(c), the Company may suspend the use of such prospectus until such time as an amendment to such Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. Anything herein to the contrary notwithstanding, the Company does not have the right to suspend the use of such prospectus or otherwise restrict the Purchasers’ ability to sell or otherwise transfer the Registrable Securities (or any other securities of the Company any Purchaser holds) for a period of more than 90 days (which need not be consecutive days) in any twelve month period.
     (d) The Company will promptly inform the Purchasers when any stop order by the Commission has been issued with respect to the Registrable Securities and use its best efforts to promptly cause such stop order to be withdrawn.
     (e) The Company will cause all Registrable Securities registered pursuant to such Registration Statement to be listed on each securities exchange or market system on which the Company’s Common Stock then is listed.
     (f) The Company will take such other actions as may be reasonably necessary to effect the registration of the resale of the Registrable Securities in accordance with the terms of this Agreement, to allow such Registrable Securities to trade in the same market system or exchange where the Company’s Common Stock then trades, and to comply with all rules and regulations of the Commission applicable thereto.
     5.5 Indemnification and Contribution.
     (a) For the purpose of this Section 5.5:
     (i) The term “Selling Shareholder” shall include a Purchaser and its officers, directors, trustees, partners and members and successors and assigns and any Person which controls the Purchaser and the officers, directors, trustees, partners and members of any such Person; and
     (ii) The term “Registration Statement” shall include the Registration Statement to be filed pursuant to Section 5.1 hereof and any final prospectus, supplement or amendment included in or relating to the Registration Statement.
     (b) The Company agrees to indemnify and hold harmless each Selling Shareholder from and against any losses, claims, damages or liabilities to which such Person may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or arise out of any failure by the Company to fulfill any undertaking included in a Registration Statement and the Company will reimburse such Selling Shareholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, any such untrue statement or omission made in such Registration Statement in reliance upon written information furnished to the Company by or on behalf of such Selling Shareholder expressly for use in preparation of the Registration Statement, or the failure of such Selling Shareholder to comply with the covenants and agreements contained in Sections 4.1, 5.2 and 5.3 hereof respecting sale of any Registrable Securities or any statement or omission in any prospectus that is corrected or made not misleading in any subsequent prospectus that was delivered to the related Purchaser prior to the pertinent sale or sales by such Purchaser.
     (c) Each Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, and each of its officers and directors who sign the Registration Statement) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any failure by such Purchaser to comply with the covenants and agreements contained in Sections 4.1, 5.2 and 5.3 hereof respecting sale of any Registrable Securities, or any untrue statement or alleged untrue statement of a material fact contained (or incorporated by reference), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the Registration Statement on the effective date thereof if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of such Purchaser for use in preparation of such Registration Statement. Such Purchaser will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. In no event shall the liability of such Purchaser hereunder be greater in amount than the dollar amount of the net proceeds received by such Purchaser upon the sale of the Registrable Securities giving rise to such indemnification obligation.
     (d) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 5.5, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person, the indemnified person shall be entitled to retain its own counsel (in addition to local counsel) at the expense of such indemnifying person; provided, further, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel for all indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party or parties in accordance with the provisions of this Section 5.5.
     (e) If the indemnification provided for in this Section 5.5 from the indemnifying person is determined by a court of competent jurisdiction to be unavailable to an indemnified person hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying person, in lieu of indemnifying such indemnified person, shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying person and indemnified persons in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying person and indemnified persons shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission, has been made by, or relates to information supplied by, such indemnifying person or indemnified persons, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in this Section 5.5, any reasonable legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.5(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5.5(e), no Purchaser shall be required to contribute any amount in excess of the dollar amount of the gross proceeds received by such Purchaser upon the sale of the Registrable Securities giving rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     5.6 Termination of Conditions and Obligations. The conditions precedent imposed by Article 2 or this Article 5 upon the transferability of the Registrable Securities shall cease and terminate as to any particular number of the Registrable Securities when such Registrable Securities shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Registrable Securities or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.
     5.7 Information Available. So long as a registration statement is effective covering the resale of any Registrable Securities of a Purchaser, the Company will furnish to such Purchaser:
     (a) As soon as practicable after available (but in the case of the Company’s Annual Report on Form 10-K, within 120 days after the end of each fiscal year of the Company), one copy of (i) its Annual Report on Form 10-K or equivalent form (which shall contain financial statements audited in accordance with generally accepted accounting principles by a firm of certified public accountants), and (ii) a full copy of the Registration Statement covering the Registrable Securities of such Purchaser which are registered thereby (the foregoing, in each case, excluding exhibits);
     (b) Upon the reasonable request of such Purchaser, any exhibits excluded by the parenthetical to clause (ii) of subparagraph (a) of this Section 5.7 and all other information that is made available to shareholders; and
     (c) Upon the reasonable request of such Purchaser, an adequate number of copies of the prospectuses to supply to any other party requiring such prospectuses;
and the Company, upon the reasonable request of such Purchaser, will meet with such Purchaser or a representative thereof at the Company’s headquarters to discuss all information relevant for disclosure in the Registration Statement covering such Registrable Securities and will otherwise cooperate with such Purchaser conducting an investigation for the purpose of reducing or eliminating such Purchaser’s exposure to liability under the Securities Act, including the reasonable production of information at the Company’s headquarters.

     5.8 Effect of Failure to File or Obtain Effectiveness of Registration Statement.
     (a) If the Registration Statement covering the resale of all the Registrable Securities required to be filed by the Company pursuant to this Agreement has not been filed with the Commission on or before the Target Deadline or has not been declared effective by the Commission on or before November 3, 2006 (either event, a “Registration Default”), then following such Registration Default and until such Registration Default is cured by the Company filing such Registration Statement with the Commission or such Registration Statement being declared effective by the Commission, as applicable (a “Registration Cure”), the Company shall pay to each Purchaser an amount equal to the product of (x) one thirtieth (1/30th) of one percent (1%) of the purchase price paid by such Purchaser on the Closing Date, multiplied by (y) the number of days which elapse between the date of the Registration Default and the date of the Registration Cure, provided, however, that in no event shall the payments to which a Purchaser shall be entitled pursuant to this Section 5.8 exceed twelve percent (12.0%) of the total purchase price paid by such Purchaser hereunder.
Amounts payable in respect of any Registration Default are sometimes referred to herein as “Default Payments”.
     (b) Notwithstanding the foregoing, if the sole reason why the Registration Statement has not been filed on or before the Target Deadline or has not become effective on or before December 31, 2006 (the “Effectiveness Deadline”) is because any of the Purchasers did not provide the Company with information which is required to be disclosed in the Registration Statement and which the Company requested such Purchaser to so provide in writing at least ten (10) days prior to the Target Deadline or December 31, 2006, as applicable, then the Target Deadline and the Effectiveness Deadline shall be extended until the later of (i) ten (10) days after the information has been provided to the Company or (ii) ten (10) days after the date which otherwise would be the Target Deadline or the Effectiveness Deadline, as applicable, and the Company’s obligation to pay Default Payments will not begin to accrue until after the extended Target Deadline or Effectiveness Deadline, as applicable.
     (c) The Default Payments shall be paid in cash, at the end of each 30-day period following the Registration Default.
ARTICLE 6 – CONVERSION OF SERIES E PREFERRED STOCK
     6.1 Conversion of Series E Preferred Stock. Notwithstanding anything to the contrary set forth in the Certificate of Designations of the Series E Preferred Stock or any of the Series E Agreements or any of the other Transaction Documents, in order to induce Company to sell and issue to the Series E Holders which are listed on Schedule I hereto shares of its Common Stock hereunder and in consideration of the mutual agreement by all of the Series E Holders to convert all of their shares of Series E Preferred Stock to Common Stock on the terms and conditions as set forth below, each Series E Holder hereby represents and warrants to and covenants and agrees with the Company as follows:
     (a) Such Series E Holder hereby elects, for itself, to convert all of its shares of Series E Preferred Stock, whether now held or acquired after the date hereof but prior to the Closing

Date (including any shares which may be issuable in respect of accrued but unpaid dividends on Series E Preferred as of the Closing Date, it being agreed by the Company that if the Closing occurs on a date other than a date when Series E Preferred Stock dividends are payable, a pro-rated dividend through the day of Closing will be credited to each holder of Series E Preferred Stock for purposes hereof) into shares of Common Stock, as provided by the Certificate of Designations applicable to the Series E Preferred Stock, however, notwithstanding the provisions of such Certificate of Designations, such Series E Holder agrees with the Company that such Series E Holder’s aggregate shares of Series E Preferred Stock shall convert into the specific number of shares of Common Stock of the Company set forth opposite such Series E Holder’s name on Schedule II hereto. Such election to convert is irrevocable, subject only to the condition precedent that Closing of the sale of Securities hereunder shall occur in accordance herewith. Such election to convert is made now, but such conversion shall not be consummated until the Closing of the sale of Securities hereunder. (The conversion of Series E Preferred Stock elected hereby by each of the Series E Holders is sometimes referred to herein as the “Conversion”. Shares of Common Stock issued to the Series E Holders pursuant to the Conversion are herein sometimes referred to as “Conversion Shares”. The Conversion shall be automatic at and upon the Closing and shall require no further action on the part of any Series E Holder. Upon the Conversion, the rights of each Series E Holder with respect to Series E Preferred Stock shall cease in their entirety and such Series E Holder shall be treated for all purposes as having become the owner of the Conversion Shares issuable upon Conversion of such Series E Holder’s Series E Preferred Stock.
     (b) Such Series E Holder represents and warrants that it or he is the owner of record of the number of shares of Series E Preferred Stock of the Company set forth opposite such Series E Holder’s name on Schedule II hereto. Such Series E Holder further represents and warrants that such shares of Series E Preferred Stock are owned of record by such Series E Holder free and clear of any security interests, pledges, mortgages, claims, liens or other encumbrances of any kind whatsoever, other than any under the Series E Agreements.
     (c) Such Series E Holder is concurrently herewith delivering to the Company any and all certificates representing such Series E Holder’s shares of Series E Preferred Stock (other than any lost certificates, if any), to be held by the Company pending consummation of Closing hereunder. Such Series E Holder acknowledges and agrees that all certificates representing the shares of Series E Preferred Stock owned by such Series E Holder, whether or not delivered to the Company at the Closing or otherwise, shall be deemed surrendered and cancelled as of the Closing Date and of no further force nor effect upon Closing. In the event that Closing does not occur and this Agreement is terminated in accordance with its terms, the Company shall promptly thereafter return all such certificates which have been delivered to the Company to such Series E Holder.

     (d) Subject to Section 6.1(e), as promptly as practicable after the Closing, the Company, through its transfer agent, shall issue and deliver to or upon the written order of such Series E Holder, to the place designated by such Series E Holder, a certificate or certificates for the number of shares of Common Stock as set forth opposite such Series E Holder’s name on Schedule II hereto. The Person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become the stockholder of record in respect of such Common Stock on the Closing Date unless the transfer books of the Company are closed on that date, in which event such Series E Holder shall be deemed to have become the stockholder of record in respect of such Common Stock on the next succeeding date on which the transfer books are open.
     (e) The Company shall pay any tax that may be payable in respect of the Conversion and issuance and delivery of Conversion Stock pursuant thereto.
     (f) Each Series E Holder hereby waives any and all of its or his rights, preferences and powers conferred upon it or him pursuant to the Certificate of Designations of the Series E Preferred Stock relating to or in connection with the Conversion hereunder, to the extent that any of the provisions of such Certificate of Designations conflict with the agreements of the Series E Holders under this Article 6, including, without limitation, any adjustment of the Conversion Price thereunder which would result in a different number of Conversion Shares being issued to any of the Series E Holders than is provided for under this Article 6.
     (g) Each Series E Holder hereby agrees that all of the Series E Agreements shall be terminated and of no further force or effect upon Closing and consummation of the Conversion hereunder; provided, that each of the parties thereto which is not a Series E Holder consents in writing to such termination. In the event that such consents are obtained but not prior to the Closing Date, then such termination shall be effective upon the date when the last of all such written consents of non Series E Holders is obtained.
     6.2 No Reissuance of Series E Preferred Stock. Following consummation of the Conversion, all converted shares of Series E Preferred Stock shall be permanently retired and may not thereafter be issued or reissued as shares of Series E Preferred Stock.
     6.3 Cumulative Shares. The shares of Conversion Stock received by each Series E Holder pursuant to the Conversion shall be in addition to the shares of Common Stock currently owned by such Series E Holder and any Common Shares being purchased by such Series E Holder pursuant to this Agreement.
     6.4 Waiver of Rights under Rights Offering. In consideration of the agreements of the Company and the other Series E Holders in this Article 6, each Series E Holder hereby waives any right to participate in the Rights Offering which the Company is required to commence pursuant to Section 4.3(h), such waiver to become irrevocable upon Closing hereunder and consummation of the Conversion.
ARTICLE 7 – MISCELLANEOUS
     7.1 Binding Agreement; Assignment. This Agreement shall be binding upon, and shall inure solely to the benefit of, each of the parties hereto, and each of their respective heirs,

executors, administrators, successors and permitted assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No Purchaser may assign any of its rights or obligations hereunder to any other person or entity without the prior written consent of the Company, which shall not be unreasonably withheld.
     7.2 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by written execution by all parties. By executing this Agreement below, each Purchaser agrees to be bound by all of the terms, provisions, warranties, covenants and conditions contained herein. Upon acceptance by the Company, this Agreement shall be binding on all parties hereto.
     7.3 Governing Law; Consent To Jurisdiction. EXCEPT AS TO MATTERS GOVERNED BY THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE AND DECISIONS THEREUNDER OF THE DELAWARE COURTS APPLICABLE TO DELAWARE CORPORATIONS, WHICH SHALL BE GOVERNED BY SUCH LAWS AND DECISIONS, THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF ILLINOIS. FURTHERMORE, EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF ILLINOIS IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.
     7.4 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first class registered or certified mail, or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

if to the Company, to:	Electric City Corp.
1280 Landmeier Road
Elk Grove Village, Illinois 60007
Attn: Jeffrey Mistarz, Chief Financial Officer

with a copy (which shall not constitute notice hereunder) mailed to:

Schwartz Cooper Chartered
180 North LaSalle Street, Suite 2700
Chicago, Illinois 60601
Attn: Andrew H. Connor, Esq.
or to such other person at such other place as the Company shall designate to the Purchasers in writing in accordance herewith; and if to any Purchaser, to such Purchaser, at its address as set forth at the end of this Agreement, or at such other address as such Purchaser designate to the Company in writing in accordance herewith.
     7.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be deemed but one and the same instrument and each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Agreement shall be effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.
     7.6 Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.
     7.7 WAIVER OF JURY TRIAL. THE PARTIES HERETO, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT.
[Balance of page intentionally left blank; signature pages follow.]

     IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first above written.

ELECTRIC CITY CORP.

By:	/s/ Jeffrey Mistarz

Name: Jeffrey Mistarz Title: Chief Financial Officer

Accepted and agreed to as of the date first above written:

CINERGY VENTURES II, LLC, a Delaware limited liability company

By:	/s/ Gregory C. Wolf

Name:	Gregory C. Wolf
Title:	Vice President

Address:	Attn:
Cinergy Ventures II, LLC
139 East 4th Street
26th Floor
Atrium II EA610
Cincinnati, OH 45202
Telephone: (___) ___-___
Facsimile: (___) ___- ___
Nominee (name in which Securities are to be registered, if different than name of the Purchaser)

Address of Nominee:

Taxpayer ID Number:
(if acquired in the name of a nominee, the Taxpayer ID number of such nominee)

Accepted and agreed to as of the date first above written:

LEAF MOUNTAIN COMPANY, LLC, an Illinois limited liability company

By:	/s/ John J. Jiganti

Name:	John J. Jiganti
Title:	Manager

Address:	Attn:
Leaf Mountain Company, LLC
190 South LaSalle Street, Suite 1700
Chicago, IL 60603
Telephone: (___) ___-___
Facsimile: (___) ___- ___
Nominee (name in which Securities are to be registered, if different than name of the Purchaser)

Address of Nominee:

Taxpayer ID Number:
(if acquired in the name of a nominee, the Taxpayer ID number of such nominee)

Accepted and agreed to as of the date first above written:
AUGUSTINE FUND LP, an Illinois limited partnership

By:	/s/ August Fund LP, by Augustine Capital Management, LLC, its general partner, by Thomas F. Duszynski

Name:	Thomas Duszynski
Title:	Member

Address:	Attn:
Augustine Fund, LP
141 West Jackson Blvd., Suite 2182
Chicago, IL 60604
Telephone: (___) ___-___
Facsimile: (___) ___- ___
Nominee (name in which Securities are to be registered, if different than name of the Purchaser)

Address of Nominee:

Taxpayer ID Number:
(if acquired in the name of a nominee, the Taxpayer ID number of such nominee)

Accepted and agreed to as of the date first above written:

SF CAPITAL PARTNERS, LTD., a British Virgin Islands corporation

By:	/s/ Brian H. Davidson

Name:

Title:	Authorized Signatory

Address:	Attn:
SF Capital Partners, Ltd.
c/o Stark Offshore Management LLC
3600 South Lake Drive
St. Francis, Wisconsin 53235
Telephone: (___) ___-___
Facsimile: (___) ___- ___
Nominee (name in which Securities are to be registered, if different than name of the Purchaser)

Address of Nominee:

Taxpayer ID Number:
(if acquired in the name of a nominee, the Taxpayer ID number of such nominee)

Accepted and agreed to as of the date first above written:
JOHN THOMAS HURVIS REVOCABLE TRUST, an
Illinois trust

By:	/s/ John Thomas Hurvis

Name:	John Thomas Hurvis
Title:	Trustee

Address:	John Thomas Hurvis Revocable Trust
John Thomas Hurvis Trustee

Telephone: ( )
Facsimile: ( )
Nominee (name in which Securities are to be registered, if different than name of the Purchaser)

Address of Nominee:

Taxpayer ID Number:
(if acquired in the name of a nominee, the Taxpayer ID number of such nominee)

Accepted and agreed to as of the date first above written:

/s/ Richard P. Kiphart
RICHARD P. KIPHART

Address:	Richard P. Kiphart

Telephone: (___) ___-___
Facsimile: (___) ___- ___
Nominee (name in which Securities are to be registered, if different than name of the Purchaser)

Address of Nominee:

Taxpayer ID Number:
(if acquired in the name of a nominee, the Taxpayer ID number of such nominee)

Accepted and agreed to as of the date first above written:

Davie R. Asplund DAVID R. ASPLUND

Address:	David R. Asplund

Telephone: ( )
Facsimile: ( )
Nominee (name in which Securities are to be registered, if different than name of the Purchaser)

Address of Nominee:

Taxpayer ID Number:
(if acquired in the name of a nominee, the Taxpayer ID number of such nominee)

Accepted and agreed to as of the date first above written:

/s/ John Donohue JOHN DONOHUE

Address:	John Donohue

Telephone: (___) ___- ___
Facsimile: (___) ___- ___
Nominee (name in which Securities are to be registered, if different than name of the Purchaser)

Address of Nominee:

Taxpayer ID Number:
(if acquired in the name of a nominee, the Taxpayer ID number of such nominee)

Accepted and agreed to as of the date first above written:

/s/ David Valentine DAVID VALENTINE

Address:	David Valentine

Telephone: ( )
Facsimile: ( )
Nominee (name in which Securities are to be registered, if different than name of the Purchaser)

Address of Nominee:

Taxpayer ID Number:
(if acquired in the name of a nominee, the Taxpayer ID number of such nominee)

Accepted and agreed to as of the date first above written:

/s/ Robert Gipson ROBERT L. GIPSON

Address:	Robert L. Gipson

Telephone: (___) ___-___
Facsimile: (___) ___- ___
Nominee (name in which Securities are to be registered, if different than name of the Purchaser)

Address of Nominee:

Taxpayer ID Number:
(if acquired in the name of a nominee, the Taxpayer ID number of such nominee)

Accepted and agreed to as of the date first above written:

/s/ Thomas O. Boucher, Jr., attorney in fact THOMAS GIPSON

Address:	Thomas Gipson

Telephone: (___) ___-___
Facsimile: (___) ___- ___
Nominee (name in which Securities are to be registered, if different than name of the Purchaser)

Address of Nominee:

Taxpayer ID Number:
(if acquired in the name of a nominee, the Taxpayer ID number of such nominee)

Accepted and agreed to as of the date first above written:

/s/ Nikolaos D. Monoyios NIKOLAOS D. MONOYIOS

Address:	Nikolaos D. Monoyios

Telephone: (___) ___- ___
Facsimile: (___) ___- ___
Nominee (name in which Securities are to be registered, if different than name of the Purchaser)

Address of Nominee:

Taxpayer ID Number:
(if acquired in the name of a nominee, the Taxpayer ID number of such nominee)

Accepted and agreed to as of the date first above written:

/s/ Martin Mellish MARTIN MELLISH

Address:	Martin Mellish

Telephone: (___) ___- ___
Facsimile: (___) ___- ___
Nominee (name in which Securities are to be registered, if different than name of the Purchaser)

Address of Nominee:

Taxpayer ID Number:
(if acquired in the name of a nominee, the Taxpayer ID number of such nominee)

Accepted and agreed to as of the date first above written:
NETTLESTONE ENTERPRISES, LTD., a British Virgin Islands corporation

By:	/s/ M. S. Heyworth

Name:	M. S. Heyworth
Title:	Director

Address:	Nettlestone Enterprises Limited

Telephone: (___) ___- ___
Facsimile: (___) ___- ___

Address for Notices and Correspondence:
Nominee (name in which Securities are to be registered, if different than name of the Purchaser)

Address of Nominee:

Taxpayer ID Number:
(if acquired in the name of a nominee, the Taxpayer ID number of such nominee)

Accepted and agreed to as of the date first above written:

/s/ Christopher W. Capps CHRISTOPHER W. CAPPS

Address:	Christopher W. Capps

Telephone: (___) ___- ___
Facsimile: (___) ___- ___
Nominee (name in which Securities are to be registered, if different than name of the Purchaser)

Address of Nominee:

Taxpayer ID Number:
(if acquired in the name of a nominee, the Taxpayer ID number of such nominee)

Accepted and agreed to as of the date first above written:
GREGORY H. EKIZIAN REVOCABLE TRUST

By:	/s/ Gregory H. Ekizian

Name:	Gregory H. Ekizian
Title:	Trustee

Address:	Gregory H. Ekizian Revocable Trust

Telephone: (___) ___- ___
Facsimile: (___) ___- ___
Nominee (name in which Securities are to be registered, if different than name of the Purchaser)

Address of Nominee:

Taxpayer ID Number:
(if acquired in the name of a nominee, the Taxpayer ID number of such nominee)

Accepted and agreed to as of the date first above written:

/s/ Rebecca Kiphart REBECCA KIPHART

Address:	Rebecca Kiphart

Telephone: (___) ___- ___
Facsimile: (___) ___- ___
Nominee (name in which Securities are to be registered, if different than name of the Purchaser)

Address of Nominee:

Taxpayer ID Number:
(if acquired in the name of a nominee, the Taxpayer ID number of such nominee)

Accepted and agreed to as of the date first above written:

/s/ Julia Gluck JULIA GLUCK

Address:	Julia Gluck

Telephone: (___) ___- ___
Facsimile: (___) ___- ___
Nominee (name in which Securities are to be registered, if different than name of the Purchaser)

Address of Nominee:

Taxpayer ID Number:
(if acquired in the name of a nominee, the Taxpayer ID number of such nominee)

SCHEDULE I
SCHEDULE OF PURCHASES OF COMMON SHARES

	Number of
	Common
Purchaser	Shares	Purchase Price
CINERGY VENTURES II, LLC	1,100,000	$1,100,000

LEAF MOUNTAIN COMPANY, LLC	1,300,000	$1,300,000

AUGUSTINE FUND LP	1,000,000	$1,000,000

SF CAPITAL PARTNERS, LTD.	2,000,000	$2,000,000

JOHN THOMAS HURVIS REVOCABLE TRUST	200,000	$200,000

RICHARD P. KIPHART	5,700,000	$5,700,000

DAVID R. ASPLUND	1,500,000	$1,500,000

DAVID VALENTINE	200,000	$200,000

TOM GIPSON	1,500,000	$1,500,000

ROBERT GIPSON	450,000	$450,000

NIKOLAOS D. MONOYIOS	450,000	$450,000

NETTLESTONE ENTERPRISES LIMITED	1,500,000	$1,500,000

MARTIN MELLISH	250,000	$250,000

CHRISTOPHER W. CAPPS	25,000	$25,000

GREGORY H. EKIZIAN REVOCABLE TRUST	400,000	$400,000

REBECCA KIPHART	200,000	$200,000

JULIA GLUCK	100,000	$100,000

Total:	17,875,000	$17,875,000

SCHEDULE II
SCHEDULE OF CONVERSION OF
SERIES E PREFERRED STOCK TO COMMON STOCK

	Current Number of Shares	Number of Shares of
Investor	Of Series E Preferred Stock	Common Stock
CINERGY VENTURES II, LLC	35,668	1,902,293

LEAF MOUNTAIN COMPANY, LLC	20,159	2,015,900

AUGUSTINE FUND LP	16,280	1,628,000

SF CAPITAL PARTNERS, LTD.	22,376	2,237,600

JOHN THOMAS HURVIS REVOCABLE TRUST	6,376	340,053

RICHARD P. KIPHART	89,034	8,903,400

DAVID R. ASPLUND	3,542	354,200

JOHN DONOHUE	2,940	294,000

DAVID VALENTINE	1,457	145,700

ROBERT GIPSON	19,136	1,913,600

NIKOLAOS D. MONOYIOS	19,136	1,913,600

Total:	236,104	21,648,346